UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2021

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 10, 2021, Axon Enterprise, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC (the “Agent”). Under the terms of the Distribution Agreement, the Company may sell, from time to time, through the Agent, as the Company’s sales agent or principal, up to 3,000,000 shares of its common stock, $0.00001 par value per share (the “Shares”).

The Shares sold in the offering will be issued pursuant to a prospectus dated April 20, 2021, and a prospectus supplement filed with the Securities and Exchange Commission on August 10, 2021, in connection with one or more offerings of shares from the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-255380). Sales of the Shares through the Agent, if any, will be made in amounts and at times to be determined by the Company and agreed to by the Agent from time to time, but the Company has no obligation to sell any of the Shares in the offering.

Under the Distribution Agreement, the Agent has agreed to use commercially reasonable efforts to sell the Shares as agreed upon by the Company and the Agent. The Distribution Agreement provides that the Agent will be entitled to compensation at a mutually agreed rate, not to exceed 2% of the gross sales price of the Shares sold pursuant to the Distribution Agreement. In addition, the Company may also sell Shares to the Agent as principal for its own account at prices agreed upon at the time of sale.

Sales of the Shares, if any, under the Distribution Agreement may be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market or otherwise at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Agent. The Company may at any time suspend the offering of Shares under the Distribution Agreement or terminate the Distribution Agreement. The Company intends to use the net proceeds from any sales of the Shares for general corporate purposes, which may include, among other things, providing capital to satisfy a portion of the tax obligations related to the vesting and settlement of stock compensation awards granted to its executive officers and other employees under its stock incentive plans, to support its growth, and to acquire or invest in product lines, products, services, technologies or facilities.

The Distribution Agreement remains in effect until the earliest of (i) a termination by the Company, by the Agent, or otherwise by mutual written agreement of the Company and the Agent, (ii) the date that all of the Shares have been sold in accordance with the terms of the Distribution Agreement and (iii) April 20, 2024, except for certain provisions in the Distribution Agreement that survive a termination by their terms.

The Distribution Agreement contains customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

From time to time, in the ordinary course of business, the Agent and its affiliates have provided, and in the future may provide, investment banking services to the Company and have received or may receive fees from the Company for the rendering of such services.

The Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

1.1	Distribution Agreement, dated August 10, 2021, by and between Axon Enterprise, Inc. and J.P. Morgan Securities LLC.

5.1	Legal Opinion of Morgan, Lewis and Bockius LLP.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axon Enterprise, Inc.
(Registrant)

/s/ Jawad A. Ahsan
Jawad A. Ahsan
Chief Financial Officer